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                                                                 Exhibit 10.4(d)
                                                                  2001 Form 10-K

                               THE OILGEAR COMPANY
                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                           ADOPTED ON DECEMBER 12,2001

Whereas, the Company maintains a separate non-qualified benefit plan known as the Deferred Director's Fee Plan (the "Plan") and now wishes to amend same,

NOW, THEREFOR, BE IT RESOLVED, that a new Appendix A is hereby added to the plan to read as follows, effective as of the date of adoption of this resolution:

For purposes of this Appendix A, a 'Change in Control' with respect to Oilgear shall be deemed to have occurred if and when: (i) any 'person' (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than The Oilgear Company or any of its subsidiaries, the Oilgear Stock Retirement Plan, the Oilgear Salaried Savings Plus Plan, or any other qualified or non-qualified plan maintained by Oilgear or any of its affiliates, is or becomes a beneficial owner (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of Oilgear representing 20% or more of the combined voting power of Oilgear's then outstanding securities, or (ii) at any time less than a majority of the members of the Oilgear Board of Directors shall be persons who were either nominated for election by the Board of Directors (prior to any Change in Control) or were elected by the Board of Directors (prior to any Change in Control) or (iii) The Oilgear Company sells, leases or otherwise transfers all or substantially all of its assets not in the ordinary course of business to another person or party, or (iv) the company is combined (by merger, consolidation or otherwise) with another corporation and as a result of such combination, less than 60% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the company, or (v) the shareholders of the company approve of a plan of complete liquidation or dissolution of the company.

Upon the occurrence of a Change in Control, then notwithstanding any other provision of this Plan,the Company shall promptly cause to be paid to each eligible participant or beneficiary a lump sum amount equal to the present value of all benefits expected under the Plan, unless prior to the first date on which a Change in Control occurs, such participant or beneficiary files a written irrevocable election form with the Company electing not to receive such lump sum, but instead to receive benefits as provided for in the Plan. In the case of a participant who has begun receiving benefits, the annual expected benefit amount shall be the amount paid during the last calendar year . For an active employee, the expected annual benefit shall be the amount projected to be received if he had continued employment to age 65 and the policy funding the plan had remained in effect, earning at the rate in effect in the year prior to the change in control. In the event of a change in control as defined above, the cost recovery provisions are hereby waived and it is presumed that the Company will receive the full tax benefit of any deductible payments or accruals. The present value shall be calculated using the annual rate of interest on 10 year Treasury securities for the month immediately prior to the occurrence of a Change in Control event as described above Such payments shall be made without regard to whether an active Eligible Employee's employment with Oilgear or any of its affiliates is continuing. however, if an active Eligible Employee in fact so continues and then Plan also continues, appropriate provisions shall be made so that any subsequent payments made from this Plan are reduced to reflect the value of such lump sum payment."

Anything in this agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the employee (whether paid or payable or distributed or distributable pursuant to this agreement or otherwise, but determined without regard to any additional payments required under this Section II ) would be subject to the excise tax imposed by section 4999 of the internal revenue code of 1986, as amended or any interest or penalties are incurred by the employee with respect to such excise tax, (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the employee shall be entitled to receive an additional payment ( a "Gross-up Payment") in an amount such that after payment by the employee of all taxes (including any interest or penalties imposed with respect to such taxes) , including, without limitation, any income taxes ( and any interest and penalties imposed with respect thereto) and Excise Tax imposed on the Gross-up Payment, the employee retains an amount of the Gross-up payment equal to the Excise Tax imposed upon the payments